SCHEDULE 14A
                         (RULE 14A-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION

   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant [ X ]

Filed by a party other than the registrant [   ]

Check the appropriate box:

[   ]     Preliminary proxy statement

[ X ]     Definitive proxy statement

[   ]     Definitive additional materials

[   ]     Soliciting material pursuant to Rule 14a-11(c) or Rule
          14a-12

                    FIRST CHARTER CORPORATION
-----------------------------------------------------------------
        (Name of Registrant as Specified in Its Charter)

                    FIRST CHARTER CORPORATION
-----------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[ X ]     $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
          or 14a-6(j)(2).

[   ]     $500 per each party to the controversy pursuant to
          Exchange Act Rule 14a-6(i)(3).

[   ]     Fee computed on table below per Exchange Act Rules 14a-
          6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

_________________________________________________________________


     (2) Aggregate number of securities to which transactions applies:

_________________________________________________________________


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (1):
          [FOOTNOTE (1): Set forth the amount on which the filing fee is calculated and state how it was determined.]

_________________________________________________________________


     (4)  Proposed maximum aggregate value of transaction:

_________________________________________________________________




[   ]     Check box if any part of the fee is offset as provided
          by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

_________________________________________________________________


     (2)  Form, schedule or registration statement no.:

_________________________________________________________________


     (3)  Filing party:

_________________________________________________________________


     (4)  Date filed:

_________________________________________________________________

                    FIRST CHARTER CORPORATION
                     22 Union Street, North
                  Concord, North Carolina 28025

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    to be held on May 7, 1996

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of First Charter
Corporation will be held at the Rolling Hills Country Club, located on West Roosevelt Boulevard in Monroe, North Carolina, on
Tuesday, May 7, 1996, at 3:00 p.m., for the following purposes:

     1. To elect five directors for terms expiring in 1999, one director for a term expiring in 1998 and one director for a term expiring in 1997;

     2.   To approve an Amendment to the First Charter
          Corporation Comprehensive Stock Option Plan to increase the number of shares available for issuance thereunder from 240,000 to 400,000.

     3. To ratify the action of the Board of Directors in selecting KPMG Peat Marwick as independent public accountants to audit the books of the Corporation for the current year; and

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Pursuant to the provisions of the North Carolina Business Corporation Act, March 22, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at such Annual Meeting and, accordingly, only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at such meeting and at any adjournment or adjournments thereof.

     You are cordially invited to attend the meeting. Whether or not you plan to attend, please sign, date and return the accompanying proxy promptly, so that your shares may be represented and voted at the meeting. A return envelope is enclosed for your convenience.

                              By order of the Board of Directors.


                              James W. Townsend, Jr.
                              Secretary

March 25, 1996

                    FIRST CHARTER CORPORATION
                     22 Union Street, North
                  Concord, North Carolina 28025

                 ______________________________

                         PROXY STATEMENT
                 ______________________________


               1996 Annual Meeting of Shareholders
                    to be held on May 7, 1996


     The following proxy statement, first mailed or delivered to security holders on or about March 25, 1996, is furnished in connection with the solicitation by the Board of Directors of First Charter Corporation (the "Corporation") of proxies for the Annual Meeting of Shareholders of the Corporation to be held on May 7, 1996 at 3:00 p.m. at the Rolling Hills Country Club, located on West Roosevelt Boulevard in Monroe, North Carolina, and at any adjournment or adjournments thereof (the "Annual Meeting"). The principal executive offices of the Corporation are located at 22 Union Street, North, Concord, North Carolina 28025. The Corporation's telephone number is (704) 786-3300. The Corporation owns all of the outstanding capital stock of First Charter National Bank, a national banking association ("FCNB"), and Bank of Union, a North Carolina state-chartered commercial bank ("Union").

     The accompanying form of proxy is for use at the Annual Meeting if a shareholder either will be unable to attend in person or will attend but wishes to vote by proxy. The proxy may be revoked in writing by the person giving it at any time before it is exercised by notice to the Secretary of the Corporation or by submitting a proxy having a later date, or it may be revoked by such person appearing at the Annual Meeting and electing to vote in person. All shares of the Corporation's common stock, $5.00 par value (the "Common Stock"), represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. Where specifications are not made, proxies will be voted in favor of (i) electing as directors of the Corporation the seven nominees named in this Proxy Statement, (ii) approving the proposed Amendment to the Corporation's Comprehensive Stock Option Plan to increase the number of shares available for issuance thereunder from 240,000 to 400,000 and (iii) ratifying the action of the Board of Directors in selecting KPMG Peat Marwick to audit the books of the Corporation for the current year, and will be voted in the discretion of the proxy holders on any other matters presented at the Annual Meeting.

     The entire cost of soliciting these proxies will be borne by the Corporation. In following up the original solicitation of the proxies by mail, the Corporation will request brokers and others to send proxies and proxy material to the beneficial owners of the Common Stock and will reimburse them for their expenses in so doing. If necessary, the Corporation may also use one or more of its regular employees, who will not be specially compensated therefor, to solicit proxies from the shareholders, either in person, by telephone or by mail.

     Pursuant to the provisions of the North Carolina Business Corporation Act, as amended (the "Business Corporation Act"), March 22, 1996 has been fixed as the record date in connection with the Annual Meeting and, accordingly, only holders of the 6,268,487 outstanding shares of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each of the matters to be voted upon at the Annual Meeting, except that shares held by FCNB, whether or not held in a fiduciary capacity, may not be voted by FCNB in the election of directors. The holders of a majority of the outstanding shares entitled to be cast on a matter must be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business on that matter. In accordance with North Carolina law, votes withheld from director nominees and abstentions from voting will be counted for purposes of determining whether a quorum has been reached at the Annual Meeting. Furthermore, pursuant to the rules of the National Association of Securities Dealers, Inc. (the "NASD"), a broker holding shares of Common Stock in nominee or "street" name must obtain specific voting instructions from beneficial owners of such shares in order to vote such shares. Any such shares represented by a duly executed proxy returned by a broker will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in certain matters where voting instructions were not received ("broker non-votes").

                     PRINCIPAL SHAREHOLDERS

     The following table sets forth each shareholder known to the Corporation to beneficially own more than 5% of the outstanding shares of the Common Stock as of December 31, 1995. The Common Stock is the only class of equity securities of the Corporation outstanding.

                                                SHARES
                                        BENEFICIALLY OWNED (1)
                                        ----------------------
                                                    PERCENT OF
     NAME AND ADDRESS                     NUMBER       CLASS
     -------------------------------    ----------- ----------

     First Union National Bank
     of North Carolina
     Capital Management Group
     401 South Tryon Street
     Charlotte, North Carolina 28202    371,110 (2)     6.0%

     First Charter National Bank
     Post Office Box 228
     Concord, North Carolina 28025      698,767 (3)    11.2

__________________

(1) Unless otherwise noted, all shares of Common Stock set forth in the table are directly owned, with sole voting and investment power, by such shareholder. The Corporation has obtained certain of the information from schedules filed with the Securities and Exchange Commission pursuant to
     Section 13(d) or 13(g) of the Securities Exchange Act of
     1934, as amended.

(2) Includes 289,863 shares held in various fiduciary capacities with respect to which First Union National Bank has shared voting power and 80,486 shares held in various fiduciary capacities with respect to which it has sole voting power. First Union National Bank has shared investment power with regard to 346,539 shares and sole investment power with regard to 24,571 shares.

(3) Includes 76,165 shares held in various fiduciary capacities with respect to which FCNB has sole voting power and 622,602 shares held in various fiduciary capacities with respect to which it has shared voting power. FCNB has sole investment power with respect to 81,694 shares and shared investment power with respect to 45,200 shares.

                      ELECTION OF DIRECTORS

     Under the Corporation's Articles of Incorporation and Bylaws, the Board of Directors of the Corporation shall have not fewer than five nor more than twenty-five members as determined from time to time by not less than 75% of the members of the Board of Directors or by the shareholders of the Corporation, and the directors shall be divided into three classes having staggered three-year terms. The Corporation's Bylaws provide that the term of a director shall expire at the first shareholders' meeting following the date on which such director reaches age 70.

     The terms of eight directors expire at the Annual Meeting, four of whom are serving three-year terms which expire in 1996 and four of whom were elected to the Board of Directors in December 1995 to fill vacancies created on the Board in connection with the acquisition of Union (the "Merger"). Since the 1995 Annual Meeting of Shareholders, Mr. D.C. Linn, Jr., whose three-year term will expire at the Annual Meeting, has reached the mandatory retirement age and therefore will not stand for re-election to the Board of Directors at the Annual Meeting. Pursuant to the Bylaws, the Board of Directors has determined not to fill the vacancy created by his retirement and accordingly has decreased the number of directors from eighteen to seventeen.

     The Board has nominated for election the seven remaining members whose terms expire at the Annual Meeting and are eligible for re-election. It is intended that the persons named in the accompanying form of proxy will vote to elect the five nominees listed below as directors for three-year terms to expire in 1999, the one nominee listed below as director for a two-year term to expire in 1998 and the one nominee listed below for a one-year term to expire in 1997, unless authority to so vote is withheld. Each nominee, if elected, will serve until the Annual Meeting of Shareholders held in 1999, 1998 or 1997, as applicable, or until such person's earlier resignation or retirement, or until his successor shall be elected and shall qualify to serve. Although management expects that each of the nominees will be available for election, if a vacancy in the slate of nominees is caused by death or other unexpected occurrence, it is intended that shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the persons named in the proxy. Directors will be elected by a plurality of the votes cast. Accordingly, neither votes withheld from director nominees nor broker non-votes, if any, will have the effect of a "negative" vote with respect to the election of directors. The Board of Directors recommends a vote FOR all of the nominees for election as directors.

     The names of the nominees for election to the Board of Directors and of the continuing directors, their ages, their principal occupations or employment for the past five years, and certain other information with respect to such persons is set forth below. The dates indicated as the dates from which such persons have served as directors reflect the year in which the respective directors became directors of the Corporation, which was formed in 1983. Most of the directors also have been directors of FCNB or Union (or other banks which have merged into FCNB) both prior to and since the formation of the Corporation.

         NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 1999


[picture of    WILLIAM R. BLACK, age 47, is a medical doctor
Dr. Black]     specializing in oncology.  He has been a director
               since 1990.


[picture of    GRADY S. CARPENTER, age 67, is the President of
Mr. Carpenter] Security Oil Company, Inc., a wholesale oil
               distributor.  He has been a director since 1986.


[picture of    H. CLARK GOODWIN, age 61, is the President and
Mr. Goodwin]   Chief Executive Officer of Bank of Union, a
               wholly-owned subsidiary of the Corporation.  Mr.
               Goodwin has been a director since 1995.


[picture of    FRANK H. HAWFIELD, JR., age 62, is the Chairman of
Mr. Hawfield]  the Board of Bank of Union, a wholly-owned
               subsidiary of the Corporation. Mr. Hawfield is also the owner of Firestone Home and Auto Supply
               Store.  Mr. Hawfield has been a director since
               1995.


[picture of    T. DAVID PROPST, age 45, is the President of
Mr. Propst]    Earl's Tire Store, Inc.  He has been a director
               since 1986.


           NOMINEE FOR TWO-YEAR TERM EXPIRING IN 1998


[picture of    DR. JERRY E. McGEE, age 53, is President of
Mr. McGee]     Wingate University.  Prior to being president of
               Wingate University, Dr. McGee served as Vice
               President for Development at Furman University.
               Dr. McGee has been a director since 1995.


           NOMINEE FOR ONE-YEAR TERM EXPIRING IN 1997


[picture of    JAMES B. FINCHER, age 66, is the owner and
Mr. Fincher]   President of Mineral Springs Milling and Farm
               Supplies, Inc., a provider of wholesale and retail agricultural supplies. Mr. Fincher is also the owner and Vice President of Frontier Meat
               Processing, Inc., and Vice President of FAFCO,
               Inc., a real estate development and rental company. Mr. Fincher has been a director since
               1995.


              DIRECTORS WITH TERMS EXPIRING IN 1997


[picture of    JANE B. BROWN, age 64, is a private investor.  She
Ms. Brown]     has been a director since 1986.


[picture of    MICHAEL R. COLTRANE, age 49, is the President and
Mr. Coltrane]  Chief Executive Officer of CT Communications,
               Inc., a North Carolina telecommunications company.
               Mr. Coltrane served as director of the Corporation from 1983 until 1985, and has currently served as a director since 1988. Mr. Coltrane also serves as a director of CT Communications, Inc. and a director of US Intelco Holdings, Inc.


[picture of    J. ROY DAVIS, JR., age 62, is the Chairman of the
Mr. Davis]     Board of the Corporation and FCNB.  He is also the
               principal owner and Chief Executive Officer of S&D
               Coffee, Inc., a coffee roasting and beverage distribution firm. He has been a director since
               1983.


[picture of    BRANSON C. JONES, age 68, is Industry Consultant
Mr. Jones]     and Advisor of Oiles America Corp., a manufacturer
               of automobile bearings. Mr. Jones has been a director since 1983.


[picture of    HUGH H. MORRISON, age 48, is the President of E.
Mr. Morrison]  L. Morrison Co., Inc., a retail building supply company.  He has been a director since 1985.


              DIRECTORS WITH TERMS EXPIRING IN 1998


[picture of    J. KNOX HILLMAN, JR., age 54, is the principal
Mr. Hillman]   owner and Chief Executive Officer of Shuford
               Insurance Agency, Inc., a general insurance agency. He has been a director since 1984.


[picture of    LAWRENCE M. KIMBROUGH, age 55, is the President
Mr. Kimbrough] and Chief Executive Officer of the Corporation and
               FCNB.  He has been a director since 1986.


[picture of    ROBERT F. LOWRANCE, age 47, is the owner of A&A
Mr. Lowrance]  Realty Company, a company involved in retail and commercial real estate sales and development. He has been a director since 1986.


[picture of    ROBERT L. WALL, age 64, served as President of
Mr. Wall]      Cabarrus Memorial Hospital until February 28,
               1994, at which time he retired. He has been a director since 1983.


[picture of    JAMES B. WIDENHOUSE, age 68, is a private
Mr. Widenhouse]investor.  He has been a director since 1983.


     No family relationship as close as first cousin exists among the directors, nominees for director or executive officers of the Corporation.

COMPENSATION AND ATTENDANCE OF DIRECTORS

     During 1995, each director of the Corporation who was not employed by the Corporation or its subsidiaries was paid $400 for each meeting of the Board of Directors of the Corporation which he or she attended and $200 for each Corporation committee meeting he or she attended. The Corporation also maintains the Deferred Compensation Plan for Non-Employee Directors (the "Deferred Compensation Plan"), pursuant to which directors, who are not also employees of the Corporation, may elect to defer all or a portion of such director fees. Such deferred fees may be invested in a cash account, which is credited with interest at an annual rate equal to the FCNB's Prime Rate, or in a stock-based account, in which the participant will be credited with units based on the value of shares of Common Stock of the Corporation. Amounts invested in the stock account are credited with additional amounts representing the value of dividends declared from time to time by the Corporation. Under the Deferred Compensation Plan, a participant may elect to receive amounts (payable in cash only) in a lump sum or in equal installments over five years, following the participant's death, disability, retirement from the Board of Directors or any other date selected by the participant which is at least six months following the participant's election date.

     During 1995, each member of the Board of Directors of the Corporation attended at least 75% of the total number of meetings of the Board of Directors and any committee or committees on which he or she served. The Board of Directors met 17 times during 1995.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Corporation has Executive, Audit and Compensation Committees. The Executive Committee reviews the regularly scheduled Board of Directors meeting agendas. This Committee receives various reports from management and makes recommendations based on management reports to the directors at the regularly scheduled Board of Directors meetings. Pursuant to the Corporation's Bylaws, the Executive Committee also serves as the nominating committee. In such capacity, the Executive Committee determines the nominees for director in a given year and may consider written nominations of candidates for election to the Board of Directors submitted by shareholders to the Secretary of the Corporation that are accompanied by certain information regarding such nominees. See "Election of Directors -- Nominations for Director." The Executive Committee also serves the function previously served by the Asset/Liability Committee. In such capacity, it monitors the financial condition of the Corporation and makes adjustments in policies affecting lending, pricing of services, investment securities and liability positions with a view to current and anticipated interest rates and other economic conditions.

     The Audit Committee reviews the work and reports of the Corporation's internal auditors and, on an annual basis, reviews reports of the Corporation's independent auditors and any examinations of regulatory agencies. The Audit Committee also establishes the scope and detail of the audit program, which is conducted by the internal auditors to protect against improper and unsound practices and to furnish adequate protection of all assets and records. It also reviews proposals from the independent public accountants and makes recommendations to the full Board of Directors.

     The Compensation Committee annually reviews and recommends to the Board of Directors salary grade ranges and merit increase guidelines. In addition, it recommends to the Board of Directors the annual budget request for all salaries and overtime and specifically recommends to the Board of Directors all executive officers' salaries. It reviews recommendations from management regarding major benefits plans and recommends to the Board of Directors annually the formula for matching contributions to the First Charter Retirement Savings Plan as well as the formula for funding and payments under the Corporation's Executive Incentive Bonus Plan. The Compensation Committee also administers the Corporation's Comprehensive Stock Option Plan and the 1996 Employee Stock Purchase Plan.

     The members of each Committee and the number of meetings held by each Committee during 1995 were as follows:


EXECUTIVE (11 meetings)
-----------------------------------
Michael R. Coltrane
J. Roy Davis, Jr., Chairman
H. Clark Goodwin
J. Knox Hillman, Jr.
Branson C. Jones
Lawrence M. Kimbrough
Duard C. Linn, Jr.
Hugh H. Morrison
Robert L. Wall

AUDIT (4 meetings)
-----------------------------------
Grady S. Carpenter
Michael R. Coltrane
Branson C. Jones, Chairman
Robert F. Lowrance
T. David Propst
James B. Widenhouse

COMPENSATION COMMITTEE (7 meetings)
-----------------------------------
Jane B. Brown
Michael R. Coltrane
J. Roy Davis, Jr.
J. Knox Hillman, Jr., Chairman
Duard C. Linn, Jr.
T. David Propst
Robert L. Wall

NOMINATIONS FOR DIRECTOR

     The Corporation's Bylaws set forth the procedures for a shareholder to follow in order to nominate persons for election to the Board of Directors. Pursuant to these provisions, a shareholder generally may properly bring a nomination before the annual meeting of shareholders in a given year if the shareholder provides written notice to the Corporation's secretary at least 50 but not more than 75 days prior to the anniversary date of the shareholders' meeting held in the prior year. This notice must set forth certain biographical information relating to each person so nominated by the shareholder. In addition, the notice must set forth such shareholder's beneficial ownership of the Common Stock. In its discretion, the nominating committee of the Board of Directors may consider such nomination for the Board of Directors' slate of nominees for that year. The Bylaws also set forth the time by which nominations shall be submitted in the event that the annual meeting is held more than 30 days before or 60 days after the anniversary date of the previous year's annual meeting. Finally, the Bylaws set forth under what circumstances a shareholder may bring a nomination for director before a special meeting of shareholders and the time within which such nomination must be submitted. Unless nominations are presented in accordance with these provisions of the Bylaws, they will be disregarded as invalid. Shareholders may obtain a copy of the Corporation's Bylaws from the Corporation, upon written request to First Charter Corporation, 22 Union Street North, Concord, North Carolina, 28025, Attention: Robert O. Bratton, and upon payment of $25.00 to cover the costs of reproduction and mailing.


              MANAGEMENT OWNERSHIP OF COMMON STOCK

     The following table presents information regarding the beneficial ownership of the Common Stock as of January 31, 1996 of (i) all current directors and nominees for director, (ii) each executive officer of the Corporation named in the Summary Compensation Table contained elsewhere herein and (iii) all directors, nominees for director and executive officers as a group.
                                                  SHARES
                                           BENEFICIALLY OWNED (1)
                                           ----------------------
                                                       PERCENT OF
     NAME AND ADDRESS                        NUMBER       CLASS
     ----------------------                ----------- ----------

     William R. Black                        2,333         *
     Robert O. Bratton                      60,965 (2)     *
     Jane B. Brown                          50,729         *
     Grady S. Carpenter                      8,679         *
     Michael R. Coltrane                    68,016 (3)     1.08%
     J. Roy Davis, Jr.                      23,819         *
     James B. Fincher                       38,778 (4)     *
     Phillip M. Floyd                        1,428 (5)     *
     Robert G. Fox                           6,663 (6)     *
     H. Clark Goodwin                       33,986 (7)     *
     Frank H. Hawfield, Jr.                 12,824         *
     J. Knox Hillman, Jr.                    4,781         *
     Branson C. Jones                       29,600 (8)     *
     Lawrence M. Kimbrough                  37,928 (9)     *
     Duard C. Linn, Jr.                    221,983 (10)    3.53
     Robert F. Lowrance                      7,778         *
     Jerry E. McGee                          3,270         *
     Hugh H. Morrison                       30,106 (11)    *
     T. David Propst                        12,574 (12)    *
     Robert L. Wall                          4,956 (13)    *
     James B. Widenhouse                     6,492         *

     All directors, nominees and
     executive officers of the
     Corporation as a group (21 persons)   667,688        10.62%
_______________
 *Less than 1%.

(1) Unless otherwise noted, all shares of Common Stock set forth in the table are directly owned, with sole voting and investment power, by such shareholders.

(2) Includes 5,920 shares represented by options that are currently exercisable or exercisable within 60 days, 2,523 shares owned by spouse and 251 shares owned by minor children.

(3) Includes 7,206 shares owned by spouse as to which Mr. Coltrane disclaims beneficial ownership and 9,600 shares held in three trusts of which Mr. Coltrane is a co-trustee, with respect to which he has shared voting and investment power.

(4)  Includes 6,907 shares owned by spouse.

(5) Includes 1,328 shares represented by options that are currently exercisable or exercisable within 60 days.

(6) Includes 2,347 shares represented by options that are currently exercisable or exercisable within 60 days.

(7) Includes 165 shares owned by spouse and 1,863 shares owned by a minor child.

(8)  Includes 2,400 shares owned by spouse.

(9) Includes 12,747 shares represented by options that are currently exercisable or become exercisable within 60 days, 415 shares owned by spouse and 1,224 shares owned by a minor child.

(10) Includes 25,336 shares owned by spouse and 65,330 shares held in a family limited partnership with respect to which Mr. Linn has shared voting and investment power.

(11) Includes 5,878 shares held in trust, 1,061 shares owned by spouse and 7,283 shares owned by minor children.

(12) Includes 2,538 shares owned by minor children.

(13) Includes 211 shares owned by spouse.

     Pursuant to Section 16 ("Section 16") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directors and officers of the Corporation are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Common Stock. To the Corporation's knowledge, based solely on its review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, insiders of the Corporation complied with all filing requirements.

                     EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table indicates for the past three years the compensation of each person who served as an executive officer of the Corporation in 1995, including the Chief
Executive Officer (the "named executive officers").

                                       ANNUAL COMPENSATION
                                 --------------------------------
                                                        OTHER
                                                        ANNUAL
NAME AND                         SALARY     BONUS    COMPENSATION
PRINCIPAL POSITION        YEAR     ($)       ($)          ($)
------------------------  ----  --------  ---------- ------------

Lawrence M. Kimbrough     1995  $138,000  $91,080(1)
 President and Chief      1994   132,500   92,750
 Executive Officer        1993   125,000   62,500

Robert O. Bratton         1995  $102,000  $50,490(1)
 Executive Vice           1994    97,500   48,750
 President, Chief         1993    92,000   36,800
 Operating Officer and
 and Chief Financial
 Officer

Robert G. Fox             1995  $100,000  $49,500(1)
 Executive Vice           1994    95,000   47,500
 President (4)            1993    62,577   27,000

H. Clark Goodwin          1995  $106,500  $42,700(7)
 President of Union (6)   1994   100,000   12,600
                          1993    90,000    9,083

Phillip M. Floyd          1995  $ 79,167  $55,019(11) $5,387(12)
 Executive Vice           1994       N/A      N/A        N/A
 President (10)           1993       N/A      N/A        N/A

                                 LONG TERM
                                COMPENSATION
                                ------------
                                   AWARDS
                                ------------
                                 SECURITIES
                                 UNDERLYING   ALL OTHER
NAME AND                        OPTIONS/SARS COMPENSATION
PRINCIPAL POSITION        YEAR       (#)          ($)
------------------------  ----  ------------ ------------

Lawrence M. Kimbrough     1995     4,100      $16,372(2)
 President and Chief      1994     7,633        9,364
 Executive Officer        1993     8,000       12,000

Robert O. Bratton         1995     2,500      $11,674(3)
 Executive Vice           1994     4,900        9,745
 President, Chief         1993     4,933        8,832
 Operating Officer and
 and Chief Financial
 Officer

Robert G. Fox             1995     2,400      $11,442(5)
 Executive Vice           1994     4,733        3,337
 President (4)            1993     4,800            0

H. Clark Goodwin          1995    15,000(8)   $19,989(9)
 President of Union (6)   1994         0       11,783
                          1993         0       11,400

Phillip M. Floyd          1995     5,620      $   286(13)
 Executive Vice           1994       N/A          N/A
 President (10)           1993       N/A          N/A

__________________

(1)  Represents amounts paid pursuant to the Corporation's
     Executive Incentive Bonus Plan.  See "Report of Board of
     Directors on Executive Compensation" for a brief description of the Executive Incentive Bonus Plan.

(2) Consists of (i) $15,070 contributed by the Corporation under the Retirement Savings Plan (the "Savings Plan"), a defined contribution plan intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) $1,302 representing the dollar value of the premium paid by the Corporation for term life insurance.

(3) Consists of (i) $11,138 contributed by the Corporation under the Savings Plan, and (ii) $536 representing the dollar value of the premium paid by the Corporation for term life insurance.

(4)  Mr. Fox was hired by the Corporation in April 1993.

(5) Consists of (i) $10,920 contributed by the Corporation under the Savings Plan, and (ii) $522 representing the dollar value of the premium paid by the Corporation for term life insurance.

(6) Mr. Goodwin first became an executive officer of the Corporation upon consummation of the Corporation's acquisition of Union, effective December 21, 1995.
     Compensation information with respect to periods prior to that date reflect compensation of Mr. Goodwin from Bank of Union.

(7)  Represents amounts paid pursuant to Union's bonus plan.

(8) Options granted pursuant to the terms of the merger of the Corporation and Union.

(9)  Consists of (i) $12,189 contributed by Union under the Union
     401(k) Plan, and (ii) $7,800 representing the dollar value of the premium paid for term life insurance.

(10) Mr. Floyd is Executive Vice President of the Corporation's Trust and Investment Division. Prior to joining the Corporation in March 1995, Mr. Floyd was Trust Group Executive from February 1982 to March 1995 for Southern National Bank, Winston-Salem, North Carolina.

(11) Includes $39,186 paid pursuant to the Corporation's
     Executive Incentive Bonus Plan and $15,833 paid upon the executive's employment by the Corporation.

(12) Consists of gross-up payments for certain federal and state income tax obligations.

(13) Represents the dollar value of the premium paid by the Corporation for term life insurance.

STOCK OPTION PLANS

     The Corporation has in effect the Comprehensive Stock Option Plan pursuant to which the Compensation Committee may grant stock options to officers and other key employees of the Corporation and its subsidiaries. In addition, at fiscal year-end, the Corporation also had in effect the 1993 Employee Stock Purchase Plan (the "1993 ESPP") and the 1996 Employee Stock Purchase Plan (the "1996 ESPP"). Pursuant to the 1993 ESPP, no additional options may be granted, and options outstanding at year-end are exercisable in 1996. As of fiscal year-end, no options had been granted under the 1996 ESPP.

     The following table indicates option grants pursuant to the Comprehensive Stock Option Plan during fiscal year 1995 to the named executive officers.

              OPTION/SAR GRANTS IN LAST FISCAL YEAR

                            INDIVIDUAL GRANTS
----------------------------------------------------------------
                  NUMBER OF     PERCENT OF
                  SECURITIES  TOTAL OPTIONS/
                  UNDERLYING   SARS GRANTED  EXERCISE
                 OPTIONS/SARS  TO EMPLOYEES   OR BASE
                    GRANTED     IN FISCAL      PRICE  EXPIRATION
    NAME              (#)         YEAR         ($/SH)    DATE
---------------- ------------ -------------- -------- ----------

L. M. Kimbrough    4,100 (1)      7.22%       $21.50    12/14/05

R. O. Bratton      2,500 (1)      4.40%       $21.50    12/14/05

R. G. Fox          2,400 (1)      4.22%       $21.50    12/14/05

H. Clark Goodwin  15,000 (2)     26.40%       $21.50    12/21/05

Phillip M. Floyd   3,320 (3)      5.84%       $14.88    03/07/05
                   2,300 (1)      4.05%       $21.50    12/14/05

                  GRANT DATE
                   PRESENT
    NAME           VALUE (4)
----------------  ----------
L. M. Kimbrough    $ 31,205

R. O. Bratton      $ 19,028

R. G. Fox          $ 18,266

H. Clark Goodwin   $114,165

Phillip M. Floyd   $ 17,488
                   $ 17,505

__________________

(1) Represents shares covered by options granted pursuant to the Corporation's Comprehensive Stock Option Plan. All such options granted under the Comprehensive Stock Option Plan in 1995 vest at the rate of 20% per year over five years, based on the date of grant. Such options have an exercise price equal to 100% of fair market value of such shares on the date of grant.

(2) Options granted pursuant to the terms of the merger of the Corporation and Union.

(3)  Options granted as part of an employment offer.

(4) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the Black-Scholes model for options granted under the Comprehensive Stock Option Plan are based on the following assumptions: exercise price is 100% of the fair market value at date of grant; exercise term is ten years; no discounts have been taken for vesting or restrictions; the risk free rate is 5.9% (based on the 10-year Treasury note yield as of the date the options were issued); the volatility factor is .315 (based on the preceding 12 months); and the dividend yield is 2.9% (based on the preceding 12 months).


     The following table sets forth a summary of certain information with respect to the exercise of stock options during 1995 by the named executive officers and the value of such executive's unexercised stock options held at fiscal year end (including options outstanding under the Comprehensive Stock Option Plan and options outstanding under the 1993 ESPP).

             AGGREGATED OPTION/SAR EXERCISES IN LAST
        FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                              NUMBER OF
                                        SECURITIES UNDERLYING
                   SHARES              UNEXERCISED OPTIONS/SARS
                 ACQUIRED ON  VALUE     AT FISCAL YEAR-END (#)
                  EXERCISE   REALIZED --------------------------
     NAME           (#)         ($)   EXERCISABLE UNEXERCISABLE
---------------- ----------- -------- ----------- -------------
L. M. Kimbrough     1,766     $20,079    12,267       12,100

R. O. Bratton       4,340     $41,991     5,520        7,673

R. G. Fox           3,186     $29,767     2,347        6,400

H. Clark Goodwin        0     $     0         0       15,000

Phillip M. Floyd        0     $     0       664        4,956


                     VALUE OF UNEXERCISED
                  IN-THE-MONEY OPTIONS/SARS
                  AT FISCAL YEAR-END ($) (1)
                  --------------------------
     NAME         EXERCISABLE UNEXERCISABLE
----------------  ----------- -------------
L. M. Kimbrough    $149,908      $79,373

R. O. Bratton      $ 59,321      $52,869

R. G. Fox          $ 19,964      $35,227

H. Clark Goodwin   $      0      $     0

Phillip M. Floyd   $  4,396      $17,583

___________________
(1) Determined based on the closing price of $21.50 of the Common Stock as reported on the NASDAQ National Market
     System as of December 29, 1995.

CHANGE IN CONTROL AGREEMENTS

     During 1995, the Corporation entered into respective agreements with certain of its officers, including certain of the named executive officers, providing for certain payments to such officers in the event their employment is terminated following a "change in control" of the Corporation. For purposes of the agreements, a "change in control" generally includes a merger or similar transaction involving the Corporation in which the Corporation's shareholders receive less than 50% of the voting stock of the surviving corporation, the sale or transfer of substantially all the Corporation's assets, certain acquisitions of more than 20% of the Common Stock by any person or group other than a person or group who owned more than 5% of the Common Stock as of the date of the agreements unless prior approval of the Board is received, certain instances in which the composition of the Corporation's Board of Directors changes by more than 50% during a two year period, or any other transaction that would constitute a change in control required to be reported by the Corporation in a proxy statement or the acquisition of control of the Corporation under applicable federal banking laws. To be entitled for payments upon such a change in control, (a) the officer's employment must be terminated other than for cause, or
(b) the officer must terminate his employment for good reason, in either case within one year following the change in control. "Cause" is defined generally as willful misconduct, use of narcotics or alcohol in a manner that affects the officer's duties, conviction of a felony or serious misdemeanor involving moral turpitude, embezzlement or theft or gross inattention or dereliction of duty. "Good reason" generally means a material reduction in the officer's duties or a change in title resulting in reduction of the officer's duties, a material reduction in salary or bonus, or the relocation of the officer to an area more than 30 miles from their primary employment location immediately preceding a change in control. The respective agreements of the named executive officers provide for continued payment of base salary and average bonus amounts, as well as certain continued benefits provided to employees generally, for a period of 24 months (35 months in the case of Mr. Kimbrough) following an event which would entitle such officer to payments under his agreement.

   REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Recommendations regarding the compensation of the Corporation's executive officers generally are presented by the Compensation Committee (the "Committee") to the Corporation's entire Board of Directors for approval. Each member of the Committee is a non-employee director. The Senior Management Personnel Committee prepares recommendations on salary grade ranges and merit increase guidelines for review by the Compensation Committee as well as the annual budget request for salaries and benefits. The Senior Management Personnel Committee approves salaries for all personnel, with the exception of executive officers, within the parameters of the annual salary administration program. The Chief Executive Officer ("CEO") presents recommendations to the Compensation Committee for the annual salaries of the executive officers. The Committee, in turn, reviews and analyzes all information submitted to it. Thereafter the Committee determines its recommendations to the Board of Directors regarding compensation of all executive officers of the Corporation, including recommendations regarding the compensation of the CEO. During 1995, the Board of Directors approved all recommendations of the Committee.

     Set forth below is a report of the Committee regarding executive compensation for fiscal year 1995.

     EXECUTIVE COMPENSATION POLICIES AND PROGRAM.  The
Corporation's executive compensation program is designed to

     * Attract and retain qualified management of the Corporation;

     *    Enhance short-term financial gains of the Corporation;
          and

     *    Enhance long-term shareholder value in the Corporation.

     The total compensation package for executives of the Corporation includes cash and equity-based compensation. Annual compensation may consist of a base salary, a bonus and grants of stock options. The Corporation's policy is generally to provide base salary that might fall below the median base salary paid to comparable executives, while focusing more on incentive compensation that is linked to the performance of the Corporation. The Corporation strives, however, to provide each executive officer with total annual cash compensation (base salary and bonus) in an amount that would be paid on the open market for a fully qualified officer of that position.

     During 1993, the Corporation hired an independent consultant to review the Corporation's annual compensation package for its executive officers. This consultant obtained a job description for each of the executive officers of the Corporation at that time. Based on these descriptions, the consultant generated a report (the "Report") that provided compensation information regarding comparable jobs in other financial institutions, setting forth, among other things, the 50th and 75th percentiles for each of base salary total annual cash compensation (base salary and bonus). In general, the Committee used the 1993 information provided in the Report, adjusted for inflation, to maintain levels of total annual cash compensation for 1995 (salary and potential bonus amounts, each as discussed below) that fell between the 50th and 75th percentiles as set forth in the Report.

     The sources used by the consultant to generate this information consisted of (i) its internal Compensation Data Bank--Banking Survey Executive Report, which compiles information regarding financial institutions located throughout the nation with $200 to $500 million in assets; (ii) ECS/Wyatt Data Services--Top Management Compensation-Regression Analysis Report, which compiles information regarding financial institutions located throughout the nation with $200 to $500 million in assets; (iii) Cole Surveys Financial Institutions Position
Report: Commercial Banks, which compiles information regarding financial institutions located throughout the nation with $200- $499 million in assets; and (iv) Bank Administration Institute-- Bank Cash Compensation Survey, which compiles information regarding financial institutions located throughout the Southeast with $100-$499 million in assets. The institutions included in these sources are not necessarily the same group of institutions that comprise the Independent Bank Index used in the Performance Graph contained elsewhere in this Proxy Statement. However, the group of institutions comprising the Bank Administration Institute's Bank Cash Compensation Survey is comparable to those used in the Independent Bank Index.

     BASE SALARIES. Generally, the Committee determines the level of base salary for the CEO and three executive vice presidents of the Corporation and salary ranges for all other personnel, in each case based on competitive norms, derived from annual surveys published by several independent banking institutes or private companies specializing in financial analysis of financial institutions. Actual salary changes are based upon a written evaluation of each individual's performance based on numerous criteria and the weighing of such criteria using a previously agreed-upon formula. In addition, with respect to each executive, including the CEO, the Committee considers the individual's performance, including such individual's total level of experience in the banking industry, his record of performance and contribution to the success of the Corporation relative to his job responsibilities and his overall service to the Corporation. During 1995, the Committee used the information set forth in the Report, adjusted for inflation, to maintain 1995 base salaries for its executive officers that were at or below the median salaries reported in the Report.

     BONUSES. The Corporation also maintains the Executive Incentive Bonus Plan (the "Bonus Plan") for executive officers, from which performance-oriented bonuses may be paid to certain key executive officers in any given year. The Committee annually determines the executive officers eligible to participate in the Bonus Plan. In general, those executives that are considered to have major policy input with respect to the Corporation, or who are in a position to generate a major impact on the Corporation's earnings, are selected to participate in the Bonus Plan. Actual bonuses paid pursuant to the Bonus Plan are based on various return on assets ("ROA") levels of the Corporation at fiscal year end. No bonuses may be paid unless the Corporation reaches a minimum ROA, determined at the beginning of each year.

     Pursuant to the Bonus Plan, the Corporation annually establishes a bonus pool amount for each participating executive, which is equal to a given percentage of the base salary of such executive. Such percentages are determined based on the executives' relative responsibilities and ability to impact the financial and operating performance of the Corporation. The amount of a participant's bonus pool that is eligible to be paid at the end of the year differs depending on the level of the Corporation's ROA. Of the amount eligible to be paid to a participant, 50% is paid to the executive on a non-discretionary basis. The remaining half of the eligible amount may be paid to the participant, in the discretion of the Committee, based on the participant's individual performance. When evaluating the performance of a participant, the Committee considers the Corporation's actual operating performance (such as reduced levels of past due loans, reduced levels of non-performing and restructured loans, improvements in asset quality and corresponding reductions in provision amounts, increased non-interest income and continued control of corporate expenses) in relation to its targeted long range action plan and the executive's ability to impact the various components thereof. Other criteria considered include the executive's initiative, contribution to overall corporate performance and managerial ability.

     The Corporation achieved a pre-Merger ROA of 1.83% with respect to the 1995 fiscal year, which was in excess of the ROA target set forth in the Bonus Plan. As a result, the entire amount of each executive's bonus pool was available to be awarded as bonus. Therefore, 50% of each bonus pool was awarded to the respective executive on a non-discretionary basis. Furthermore, the remainder of each executive's bonus pool was awarded to him based upon the evaluation process described above.

     OPTIONS. Stock options comprise the final component of executives' core annual compensation. This equity-based compensation is designed to be a long-term incentive for executives to enhance shareholder value in the Corporation. The Corporation maintains the Comprehensive Stock Option Plan (the "Stock Option Plan") pursuant to which the Corporation grants stock options (both qualified and non-qualified) to its key employees. The Committee administers the Stock Option Plan in its sole discretion, including the determination of the individuals to whom options will be granted, the terms on which such options are granted and the number of shares subject to such options. In general, when determining the key employees to whom options shall be granted, the Committee considers such employees' relative job responsibilities and abilities to impact the financial and operating performance of the Corporation.

     Prior to 1993, the Committee had granted options to executives on a fairly subjective basis, without guidance as to practices among comparable institutions. In an effort to form a more standardized method of granting options, the Corporation requested the independent consultant hired in 1993 to review the practices of comparable institutions in granting options. Accordingly, using the information provided in its internal Compensation Data Bank--Banking Survey Executive Report (previously described), the consultant determined a scale whereby the aggregate value of options granted is based on a multiple of base salary. Based on the policy the Committee developed in 1993, when it granted options in 1995, the Committee considered several factors, including the number of stock options currently held by executives and their terms, the maximum aggregate number of options to be granted under the Stock Option Plan in 1995, as well as the cumulative amount outstanding, and the aggregate number of options to be granted as a percentage of total shares outstanding. Based on these factors, the Committee determined that the aggregate value of options to be granted to each executive generally should continue to be at the median of the scale. Accordingly, using the scale the Committee determined the applicable multiple of base salary for each executive and granted options to such executive with an aggregate value (based on the closing price of the Common Stock on the date of grant) equal to such amount.

     In addition to the Stock Option Plan, the Corporation maintains an employee stock purchase program pursuant to which options are granted periodically to all employees of the Corporation, including executive officers, at an exercise price equal to 90% of the fair market value of the stock at the date of grant. The number of shares subject to options granted to each employee, including executive officers, is determined automatically based on base salary levels of all employees.

     OTHER. In addition to the above forms of compensation, the Corporation also provides group term life insurance for its employees, including its executive officers. Executive officers also participate in the Corporation's Retirement Savings Plan (the "Savings Plan"), which is a defined contribution plan intended to qualify under Section 401(a) of the Code and containing a cash or deferred arrangement under Section 401(k) of the Code. Pursuant to the Savings Plan, an eligible employee may elect to defer between 1% and 10% of compensation. In addition, the Corporation contributes annually to each participant's account, out of net profits of the Corporation, 3% of the participant's base compensation plus a portion of a discretionary matching amount as determined by the Board of Directors from time to time, allocated to participants' accounts in proportion to their elective deferrals up to 6% for such year. Furthermore, an additional discretionary amount as determined by the Board of Directors from time to time may be contributed to the accounts of participants, based on the level of employee contributions, and is allocated to participants' accounts in proportion to their base compensation for such year. Finally, certain of the Corporation's executives including the CEO are parties to change in control agreements that provide for continued salary, bonus and benefits for a certain period of time upon termination of employment following a change in control of the Corporation.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. The Board of Directors of the Corporation determines the compensation of the CEO based upon recommendations of the Committee. The CEO's base salary is determined by a review of salaries of top executives of comparable financial institutions, using the process previously described. In keeping with the Corporation's general policy with respect to base salary and bonus, the CEO's base salary is set at an amount which is approximately 20% lower than the base salaries for comparable executives. The Compensation Committee instead places more emphasis on available cash bonus, as a means of more directly linking the CEO's total annual compensation to the performance of the Corporation. Total annual compensation for the CEO in 1995 was slightly below the median for comparable executives. In 1994, the CEO was awarded the maximum amount of his eligible bonus pool with respect to such year, which amount was determined according to a specific bonus pool formula. Of that amount, 50% was paid to the CEO on a non-discretionary basis, according to the performance of the Corporation in 1994. The remaining half of such amount was paid, in the discretion of the Committee, based on the CEO's individual performance in that year. The Corporation achieved a pre-Merger ROA of 1.83% with respect to the 1995 fiscal year, which was in excess of the ROA target set forth in the Bonus Plan for that year. As a result, the entire amount of the CEO's bonus pool was available to be awarded as bonus. In accordance with the terms of the Bonus Plan, 50% of this amount was awarded to the CEO on a non-discretionary basis. The remainder of the CEO's bonus pool was awarded to him as the result of an evaluation of the Corporation's overall improved financial and operating performance in 1995, including increases in stock value, increases in trust department income, decreases in past due and classified loans and containment of costs in general. The Board of Directors of the Corporation has approved the CEO's participation in the Bonus Plan in 1996. Finally, the Compensation Committee made a stock option grant to the CEO pursuant to the Corporation's Stock Option Plan in December 1995.

In determining the number of shares subject to options so granted, the Compensation Committee considered the CEO's responsibilities and potential contribution to the performance of the Corporation relative to that of the other executives, and the actual number of shares subject to such options was determined using the scale previously described.

     SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF
     DIRECTORS:

     Jane B. Brown                 Duard C. Linn, Jr.
     Michael R. Coltrane           T. David Propst
     J. Roy Davis, Jr.             Robert L. Wall
     J. Knox Hillman, Jr.

              COMPENSATION COMMITTEE INTERLOCKS AND
         INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Michael R. Coltrane, a member of the Compensation Committee, served as Executive Vice President of the Corporation and First
Charter until 1988.

                        PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total shareholder return on the Common Stock, based on the market value of the Common Stock and assuming reinvestment of dividends, with the Independent Bank Index, a published banking industry index, and the Standard & Poor's 500 Stock Index, a broad equity market index.

                    FIRST CHARTER CORPORATION
                   FIVE-YEAR PERFORMANCE INDEX


                               1990  1991  1992  1993  1994  1995
                               ____  ____  ____  ____  ____  ____
FIRST CHARTER CORPORATION       100   105   188   291   389   609
INDEPENDENT BANK INDEX          100   111   152   188   225   299
S&P 500 INDEX                   100   131   141   155   157   215

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     FCNB and Union have had, and expect to have in the future, banking transactions in the ordinary course of business with directors, officers and principal shareholders of the Corporation and its subsidiaries and their associates. All loans and commitments included in such transactions were made and are expected to be made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other borrowers and did not and are not expected to involve more than the normal risk of collectibility or present other unfavorable features.

     APPROVAL OF AMENDMENT TO THE FIRST CHARTER CORPORATION
                 COMPREHENSIVE STOCK OPTION PLAN

     The Corporation currently maintains the First Charter Corporation Comprehensive Stock Option Plan (the "Comprehensive Plan"), which was approved by the Corporation's shareholders at the 1992 Annual Meeting of the Corporation. The purpose of the Comprehensive Plan is to attract and retain superior personnel for positions of substantial responsibility with the Corporation and to provide key employees with additional incentive to contribute to the success of the Corporation.

     The Comprehensive Plan currently authorizes the issuance of up to 240,000 shares of Common Stock pursuant to options granted under such Plan. As of January 31, 1996, an aggregate of 60,941 shares of Common Stock remained available for future grants under the Comprehensive Plan. The Board of Directors has determined that it would be desirable to have an additional 160,000 shares of Common Stock available for future grants under the Comprehensive Plan, in order to have available appropriate long-term incentives and competitive compensation opportunities for the key employees of the Corporation and its subsidiaries. Accordingly, subject to shareholder approval, the Board of Directors has adopted an amendment to the Comprehensive Plan (the "Amendment") providing for an increase in the aggregate number of shares available for issuance under the Comprehensive Plan from 240,000 to 400,000, resulting in an aggregate of 220,941 shares remaining available for future grants of options under the Comprehensive Plan. The text of the Amendment is set forth in Exhibit A to this Proxy Statement.

     Approval of the Amendment will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote. Accordingly, abstentions from voting with respect to this matter will have the effect of a "negative" vote, but broker non-votes, if any, will not. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENT.

     Options to be granted under the Comprehensive Plan may be incentive stock options for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonstatutory options. The Comprehensive Plan is designed to satisfy the requirements of Rule 16b-3 under the Exchange Act ("Rule 16b-3"), and, therefore, the committee that administers such Plan must consist of "disinterested persons" for purposes of Rule 16b-3. The Comprehensive Plan currently is administered by the Compensation Committee of the Board of Directors. Generally the Compensation Committee has complete authority to determine the key employees of the Corporation and its subsidiaries to whom options may be granted, as well as the terms of such options, all as hereinafter described. The Compensation Committee also has discretion to interpret the Comprehensive Plan and to make other determinations necessary or advisable for administration of such Plan.

     Key employees of the Corporation and its subsidiaries (including officers and directors who are employees) who are identified by the Compensation Committee shall be eligible to receive options under the Comprehensive Plan. The Compensation Committee shall identify such persons taking into account the duties of the respective employees, their current and potential contributions to the success of the Corporation or its subsidiaries, the anticipated number of years of effective service remaining, and such other factors as the Compensation Committee shall deem relevant in connection with accomplishing the purposes of the Comprehensive Plan. There is no maximum number of key employees eligible to receive options under the Comprehensive Plan. The Compensation Committee currently anticipates, however, that the eligible group will comprise approximately 25 persons.

     The number of shares of Common Stock for which Options may be granted under the Comprehensive Plan and option rights (both as to number of shares and the option exercise price per share) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on the Common Stock, a subdivision or combination of shares of the Common Stock or from a reclassification of the Common Stock, and in the event of a merger or consolidation.

     Options may be granted for terms as determined by the Compensation Committee. Options designated as incentive stock options cannot be exercised after the expiration of ten years from the date of grant. No option granted pursuant to the Comprehensive Plan shall be exercisable within six months of the date the option is granted.

     The purchase price of the Common Stock under each option ("Option Price") shall be determined by the Compensation Committee, but in no event shall the Option Price be less than the par value of the Common Stock. Furthermore, the Option Price for options designated as incentive stock options shall be not less than 100% of the fair market value of the Common Stock as of the date of grant of such option as required by the Code. In addition, the Option Price of incentive stock options which are granted to an employee who owns more than 10% of the outstanding capital stock of the Corporation at the time an incentive stock option is granted may not be less than 110% of the fair market value of the Common Stock on the date of the grant and the option shall not be exercisable after the expiration of five years from the date it is granted. "Fair market value" is defined by the Comprehensive Plan as (i) the average of the closing bid and asked prices for the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System if the Common Stock is not listed on a national securities exchange or on the NASDAQ National Market System, (ii) the closing price of the Common Stock if the Common Stock is listed on a national securities exchange or traded on the NASDAQ National Market System, or (iii) the fair value thereof determined in good faith by the Board of Directors if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ National Market System or the over-the-counter market.

     Payment in full of the Option Price for options exercised by an employee must be made at the time of exercise of the option. The option price may be paid (i) in cash or by check payable to the order of the Corporation, (ii) by delivery of shares of Common Stock already owned by, and in the possession of, the optionee, (iii) if authorized by the Compensation Committee or if specified in the option agreement, by promissory note made by the optionee in favor of the Corporation, upon the terms and conditions determined by the Compensation Committee and secured by the shares issuable upon exercise, or (iv) any combination thereof. Payment of the Option Price by delivery of shares of Common Stock in the Corporation would result in the transaction being treated under the Code as a Section 1036 exchange with the participant receiving a carry over basis in the new shares and gain or loss being deferred until the disposition of the new shares, provided that the applicable holding period requirements are met with respect to the shares of Common Stock surrendered upon exercise of the options.

     The Comprehensive Plan provides that if the employment of any person to whom an option has been granted is terminated for any reason other than death, disability, retirement with the consent of the Corporation, or termination without cause, his or her option or options shall terminate immediately. If an optionee retires with the consent of the Corporation, or any of its subsidiaries, the optionee may exercise his or her option to the extent that he or she was entitled to exercise it as of the date of said retirement or termination, but in no event after the expiration of ten years from the date such option was granted.
If an optionee dies within three months after retirement (where such retirement is with the consent of the Corporation), his or her option may be exercised at any time within one year after retirement, but in no event after the expiration of ten years from the date the option is granted. If an optionee dies or becomes disabled while he or she is an employee of the Corporation or any of its subsidiaries, the optionee's option may be exercised at any time within one year after the date of his or her death or disability, but in no event after the expiration of ten years from the date of grant.

     The Comprehensive Plan provides that options granted under the Comprehensive Plan will become immediately exercisable in full, regardless of their terms, upon the occurrence of certain events relating to a change in control of the Corporation. Such events include (i) the adoption of a plan of merger or consolidation of the Corporation with any other corporation or other entity as a result of which the holders of the voting capital stock of the Corporation as a group would receive less than fifty percent of the voting capital stock of the surviving or resulting corporation, (ii) the approval by the Board of Directors of an agreement providing for the sale or transfer (other than as security for obligations of the Corporation) of substantially all the assets of the Corporation, or (iii) in the absence of prior expression of approval of the Board of Directors, the acquisition of more than twenty percent of the Corporation's voting capital stock by any person within the meaning of Section 13(d)(3) of the Exchange Act, other than a person, or group including a person, who beneficially owned, as of the effective date of the Comprehensive Plan, more than five percent of the Corporation's securities.

     The provision accelerating the exercise date of options granted under the Comprehensive Plan may render more difficult or discourage a merger, tender offer or proxy contest, the acquisition of control by a holder of a large block of the Corporation's securities or the removal of incumbent management, by allowing the holders of such options to increase the percentage of the stock of the Corporation that they control. To management's knowledge, there are no actions currently contemplated by any party that would lead to a change in control of the Corporation.

     The Board of Directors may amend the Comprehensive Plan at any time as deemed in the best interest of the Corporation.
However, the Comprehensive Plan is intended to meet the requirements of Rule 16b-3 under the Exchange Act, which requires shareholder approval for certain material amendments.

     For federal income tax purposes, the grant of non-qualified options under the Comprehensive Plan will not result in any income being taxed to the optionee at the time of the grant or in any tax deduction for the Corporation at such time. At the time a non-qualified option is exercised under the Comprehensive Plan, the optionee will be treated as having received ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired as of the date of exercise over the Option Price paid. The Corporation will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income attributable to the optionee upon exercise. The optionee's holding period for the shares of Common Stock acquired will commence on the date of exercise, and the tax basis of the shares will be the greater of their fair market value at the time of exercise or the Option Price.

     The grant or exercise of an incentive stock option pursuant to the terms of the Comprehensive Plan will not result in the recognition of income for the optionee, and the Corporation will receive no deduction for federal income tax purposes. If certain holding period requirements (at least two years from the date of grant of the option and at least one year from transfer of the shares pursuant to the exercise of the option) are satisfied prior to the disposition of the shares that were acquired upon the exercise of an option, the excess of the sales price over the Option Price generally will be taxed to the employee as a capital gain, with no tax consequences to the Corporation. If the holding requirements are not met, the employee generally will recognize at the time of disposition of the shares ordinary income in the amount of the difference between the Option Price and the lesser of (i) fair market value of the shares on the date of exercise, or (ii) the amount received on the subsequent sale of the shares. The spread between the exercise price of the incentive stock option and the fair market value of the option shares at the date of exercise constitutes a tax preference item for purposes of computing the alternative minimum tax on the participant's federal income tax return. Any gain recognized as a result of such a disqualifying disposition in excess of the amount treated as ordinary income will be taxed as a capital gain. In the case of a disposition prior to satisfaction of the holding period requirements that results in the recognition of ordinary income by the employee, the Corporation will be entitled to a deduction in the amount of such ordinary income in the year of disposition.

     The following table summarizes the prior grant of options to the named executive officers, all executive officers as a group and all employees as a group (including all officers who are not executive officers). Non-employee directors of the Corporation are not eligible to receive options under the Comprehensive Plan. Because the grant of options under the Comprehensive Plan is in the discretion of the Compensation Committee, no determination can be made as to the number of options, if any, that will be granted in the future to key employees of the Corporation and its subsidiaries.



                                    SHARES      WEIGHTED AVERAGE
                                  COVERED BY       PRICE FOR
                                OPTIONS GRANTED OPTIONS GRANTED
                                --------------- ----------------

Lawrence M. Kimbrough
 President and Chief Executive
 Officer                            24,367           $12.09

Robert O. Bratton
 Executive Vice President, Chief
 Operating Officer and Chief
 Financial Officer                  16,233           $11.57

Robert G. Fox
 Executive Vice President           10,667           $14.35

H. Clark Goodwin
 President of Union                 15,000           $21.50

Phillip M. Floyd
 Executive Vice President            5,620           $17.59

Current Executive Officers
 as a group (5 persons)             71,887           $14.70

All other employees of the
Corporation and its subsidiaries   179,059           $12.77

     On January 31, 1996, the approximate fair market value of each share of Common Stock was $20.25.

         RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed KPMG Peat Marwick, independent public accountants, as its auditors for the fiscal year 1996. KPMG Peat Marwick has acted in this capacity since 1983. The Corporation has been advised by KPMG Peat Marwick that neither the firm nor any of its members or associates has any direct financial interest or material indirect financial interest in the Corporation or its subsidiaries other than as its auditors. Although the selection and appointment of the independent auditors are not required to be submitted to a vote of the shareholders, the Board of Directors deems it advisable to obtain the shareholders' ratification of this appointment. The Board of Directors understands that a representative from KPMG Peat Marwick will be present at the shareholders' meeting, will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THIS FIRM AS INDEPENDENT AUDITORS OF THE CORPORATION FOR THE 1996 FISCAL YEAR. Should the shareholders not ratify the appointment of KPMG Peat Marwick, the Board of Directors will consider a change in auditors for the next fiscal year.

                          ANNUAL REPORT

     The 1995 Annual Report of the Corporation, including financial statements, accompanies this Proxy Statement.

             SHAREHOLDER PROPOSALS FOR CONSIDERATION
                   AT THE 1996 ANNUAL MEETING

     Written shareholder proposals for consideration for the 1997
Annual Meeting of Shareholders should be addressed to the Corporate Secretary, 22 Union Street, North, Concord, North
Carolina 28025, and received by the Corporation no later than November 28, 1996.

                            FORM 10-K

COPIES OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO FIRST CHARTER CORPORATION, 22 UNION STREET NORTH, CONCORD, NORTH CAROLINA 28025, ATTENTION:
ROBERT O. BRATTON, CHIEF FINANCIAL OFFICER. COPIES OF EXHIBITS ARE AVAILABLE UPON PAYMENT OF $25.00 TO COVER THE COSTS OF REPRODUCTION.

                         OTHER BUSINESS

     The Board of Directors knows of no other matter to come before the meeting. However, if any other matter requiring a vote of the shareholders should arise, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

                              By Order of the Board of Directors


                              James W. Townsend, Jr.
                              Secretary

DATED:  March 25, 1996

                                                        EXHIBIT A
                   PROPOSED AMENDMENT TO THE
                    FIRST CHARTER CORPORATION
                 COMPREHENSIVE STOCK OPTION PLAN

     Section 3.2 of the Corporation's Comprehensive Stock Option
Plan, as it is proposed to be amended, is set forth below in its entirety:

     "SECTION 3.2 STOCK SUBJECT TO OPTION. Subject to adjustment as provided in Section 3.8 hereof, shares to be issued upon the exercise of Options shall be authorized but unissued shares of Common Stock or issued shares of Common Stock of the Corporation, and the aggregate amount of Common Stock which may be issued upon exercise of all Options under the Plan shall not exceed 400,000 of such shares. If any Option granted under the Plan shall expire or terminate for any reason, without having been exercised in full, the shares covered by the Option but not purchased shall again be available for Options to be granted under the Plan."
PROXY
                This Proxy is Solicited on Behalf
                  of the Board of Directors of
                    FIRST CHARTER CORPORATION

          Annual Meeting of Shareholders, May 7, 1996

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Shareholder of First Charter Corporation, a North Carolina corporation (the "Corporation"), hereby constitutes and appoints
J. Knox Hillman, David Propst and Jane B. Brown, and each or any of them, severally as attorneys and proxies for the undersigned, with full power of substitution, for and on behalf of the undersigned to act and vote as indicated below, according to the number of shares of the Corporation's Common Stock held of record by the undersigned on March 22, 1996, and as fully as the undersigned would be entitled to act and vote if personally present at the Annual Meeting of Shareholders to be held at the Rolling Hills Country Club, 2722 West Roosevelt Boulevard, Monroe, North Carolina at 3:00 p.m., May 7, 1996, and any adjournment or adjournments thereof (the "Annual Meeting"), as follows:

     (1)  ELECTION OF DIRECTORS

          [   ]     FOR electing the five nominees listed below
                    for a term expiring in 1999, the one director nominee listed below for a term expiring 1998 and the one nominee listed below for term expiring 1997.

          [   ]     WITHHOLD AUTHORITY to vote for election of
                    all nominees listed below.

          (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)


     TERMS EXPIRING 1999  TERM EXPIRING 1998  TERM EXPIRING 1997
     -------------------  ------------------  ------------------
     William R. Black     James B. Fincher    Dr. Jerry E. McGee
     Grady S. Carpenter
     H. Clark Goodwin
     Frank H. Hawfield
     T. David Propst

     (2)  APPROVAL OF THE AMENDMENT TO THE FIRST CHARTER
          CORPORATION COMPREHENSIVE STOCK OPTION PLAN TO INCREASE
          THE AGGREGATE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE
          THEREUNDER FROM 240,000 TO 400,000

          [   ]  FOR       [   ]  AGAINST      [   ]  ABSTAIN

     (3)  RATIFICATION OF SELECTION OF KPMG PEAT MARWICK AS
          ACCOUNTANTS FOR 1996

          [   ]  FOR       [   ]  AGAINST      [   ]  ABSTAIN

     (4) In their discretion, the proxies are authorized to act and vote upon any other business which may properly be brought before said meeting or any adjournment or adjournments thereof.

     The undersigned hereby ratifies and confirms all that said attorneys and proxies or any of them lawfully do or cause to be done by virtue hereof. A majority of said attorneys and proxies who shall be present and acting as such at the Annual Meeting or any adjournment thereof, or if only one such attorney and proxy be present and acting, then that one, shall have and may exercise all powers hereby conferred.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS
1, 2 AND 3.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated March 25, 1996, the Proxy
Statement and the 1995 Annual Report to Shareholders furnished therewith.

Dated this ____ day of ____________, 1996.


                         __________________________________(SEAL)


                         __________________________________(SEAL)
                         NOTE: Signature should agree with name
                         on stock certificate as printed thereon.

                         When shares are held by joint tenants,
                         both should sign.  Executors,
                         administrators, trustees and other
                         fiduciaries, and persons signing on
                         behalf of corporations or partnerships,
                         should so indicate when signing.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. THANK
YOU.